AMENDMENT NO. 8

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Mutual Funds)

Thrivent Mutual Funds (“TMF”) and Thrivent Asset Management, LLC (“TAM”) hereby agree that, effective January 1, 2015, the advisory fees charged to Thrivent Aggressive Allocation Fund, Thrivent Moderately Aggressive Allocation Fund, Thrivent Moderate Allocation Fund and Thrivent Moderately Conservative Allocation Fund, under the terms of the Investment Advisory Agreement dated January 1, 2006 between TMF and TAM, will be revised, as reflected in Exhibit A. A revised Exhibit A is attached hereto.

THRIVENT MUTUAL FUNDS

By:	/s/ Russell W. Swansen
Russell W. Swansen
President

THRIVENT ASSET MANAGEMENT, LLC

By:	/s/ Russell W. Swansen
Russell W. Swansen
President

EXHIBIT A

TO

THRIVENT MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT

Dated January 1, 2015

1.	Thrivent Aggressive Allocation Fund

The management fee for this Fund with respect to all asset types (including the underlying Thrivent mutual funds) in which this Fund invests shall be at an annual rate of 0.150% for the first $500 million of average daily net assets, 0.125% for the next $1.5 billion of average daily net assets, 0.100% for average daily net assets over $2 billion but less than $5 billion, 0.075% for average daily net assets over $5 billion but less than $10 billion, and 0.05% for average daily net assets over $10 billion. The management fee for this Fund with respect to assets (other than the Thrivent mutual funds) in which this Fund invests shall be at the annual rate of 0.600% of average daily net assets. These management fees shall be calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement.

2.	Thrivent Moderately Aggressive Allocation Fund

The management fee for this Fund with respect to all asset types (including the underlying Thrivent mutual funds) in which this Fund invests shall be at an annual rate of 0.150% for the first $500 million of average daily net assets, 0.125% for the next $1.5 billion of average daily net assets, 0.100% for average daily net assets over $2 billion but less than $5 billion, 0.075% for average daily net assets over $5 billion but less than $10 billion, and 0.05% for average daily net assets over $10 billion. The management fee for this Fund with respect to assets (other than the Thrivent mutual funds) in which this Fund invests shall be at the annual rate of 0.550% of average daily net assets. These management fees shall be calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement.

3.	Thrivent Moderate Allocation Fund

The management fee for this Fund with respect to all asset types (including the underlying Thrivent mutual funds) in which this Fund invests shall be at an annual rate of 0.150% for the first $500 million of average daily net assets, 0.125% for the next $1.5 billion of average daily net assets, 0.100% for average daily net assets over $2 billion but less than $5 billion, 0.075% for average daily net assets over $5 billion but less than $10 billion, and 0.05% for average daily net assets over $10 billion. The management fee for this Fund with respect to assets (other than the Thrivent mutual funds) in which this Fund invests shall be at the annual rate of 0.500% of average daily net assets. These management fees shall be calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement.

4.	Thrivent Moderately Conservative Allocation Fund

The management fee for this Fund, with respect to all asset types (including the underlying Thrivent mutual funds) in which this Fund invests shall be at an annual rate of 0.150% for the first $500 million of average daily net assets, 0.125% for the next $1.5 billion of average daily net assets, 0.100% for average daily net assets over $2 billion but less than $5 billion, 0.075% for average daily net assets over $5 billion but less than $10 billion, and 0.05% for average daily net assets over $10 billion. The management fee for this Fund with respect to assets (other than the Thrivent mutual funds) in which this Fund invests shall be at the annual rate of 0.450% of average daily net assets. These management fees shall be calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement.

5.	Thrivent Natural Resources Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.800% of the first $500 million of average daily net assets and 0.750% of average daily net assets over $500 million.

6.	Thrivent Partner Small Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.900% of the first $500 million of average daily net assets and 0.800% of average daily net assets over $500 million.

7.	Thrivent Partner Small Cap Value Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of average daily net assets.

8.	Thrivent Small Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $200 million of average daily net assets, 0.650% of the next $800 million of average daily net assets, 0.600% of the next $1.5 billion of average daily net assets, 0.550% of the next $2.5 billion of average daily net assets, and 0.525% of average daily net assets over $5 billion.

9.	Thrivent Mid Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of the first $100 million of average daily net assets, 0.400% of the next $150 million of average daily net assets, 0.350% of the next $250 million of average daily net assets, 0.300% of the next $500 million of average daily net assets, and 0.250% of average net assets over $1 billion.

10.	Thrivent Partner Mid Cap Value Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.750% of the first $200 million of average daily net assets and 0.700% of average daily net assets over $200 million.

11.	Thrivent Mid Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $200 million of average daily net assets, 0.650% of the next $800 million of average daily net assets, 0.600% of the next 1.5 billion of average daily net assets, 0.550% of the next $2.5 billion of average daily net assets, and 0.525$ of average daily net assets over $5 billion.

12.	Thrivent Partner Worldwide Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.900% of the first $250 million of average daily net assets, 0.850% of the next $750 million of average daily net assets, and 0.800% of average daily net assets over $1 billion.

13.	Thrivent Partner Emerging Markets Equity Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 1.20% of the first $50 million of average daily net assets and 1.07% of average daily net assets over $50 million.

14.	Thrivent Large Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.750% of the first $500 million of average daily net assets, 0.700% of the next $500 million of average daily net assets, 0.650% of the next $1.5 billion of average daily net assets, 0.600% of the next $2.5 billion of average daily net assets, and 0.575% of average daily net assets over $5 billion.

15.	Thrivent Large Cap Value Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of average daily net assets.

16.	Thrivent Large Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.650% of the first $500 million of average daily net assets, 0.575% of the next $500 million of average daily net assets, 0.500% of the next $1 billion of average daily net assets, 0.475% of the next $500 million of average daily net assets, 0.450% of the next $2.5 billion of average daily net assets, and 0.425% of average daily net assets over $5 billion.

17.	Thrivent Growth and Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.650% of the first $250 million of average daily net assets and 0.600% of average daily net assets over $250 million.

18.	Thrivent Balanced Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.550% of the first $500 million of average daily net assets, 0.500% of the next $500 million of average daily net assets, 0.475% of the next $1.5 billion of average daily net assets, 0.450% of the next $2.5 billion of average daily net assets, and 0.425% of average daily net assets over $5 billion.

19.	Thrivent High Yield Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.400% of the first $500 million of average daily net assets, 0.350% of the next $500 million of average daily net assets, and 0.300% of average daily net assets over $1 billion.

20.	Thrivent Diversified Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.550% of average daily net assets.

21.	Thrivent Municipal Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of the first $500 million of average daily net assets, 0.400% of the next $500 million of average daily net assets, 0.350% of the next $1.5 billion of average daily net assets, 0.325% of the next $2.5 billion of average daily net assets, and 0.300% of average daily net assets over $5 billion.

22.	Thrivent Income Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.350% of the first $500 million of average daily net assets, 0.325% of the next $500 million of average daily net assets, and 0.300% of average daily net assets over $1 billion.

23.	Thrivent Opportunity Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of the first $500 million of average daily net assets, 0.400% of the next $500 million of average daily net assets, 0.375% of the next $1.5 billion of average daily net assets, 0.350% of the next $2.5 billion of average daily net assets, and 0.325% of average daily net assets over $5 billion.

24.	Thrivent Government Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.400% of the first $500 million of average daily net assets and 0.350% of average daily net assets over $500 million.

25.	Thrivent Limited Maturity Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.300% of the first $500 million of average daily net assets, 0.275% of the next $500 million of average daily net assets, and 0.250% of average daily net assets over $1 billion.

26.	Thrivent Money Market Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.500% of the first $500 million of average daily net assets, 0.400 of the next $250 million of average daily net assets, 0.350% of the next $250 million of average daily net assets, 0.325% of the next $1.5 billion of average daily net assets, 0.300% of the next $2.5 billion of average daily net assets, and 0.275% of average daily net assets over $5 billion.